UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2018

Chimera Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33796	26-0630461
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 32nd Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 626-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 13, 2018, Chimera Investment Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to offer and sell 10,000,000 shares of its 7.75% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), at a public offering price of $25.00 per share (the “Preferred Stock Offering”). The Underwriters were granted an option to purchase up to an additional 1,500,000 shares of Series C Preferred Stock to cover over-allotments, if any, bringing the total number of shares of Series C Preferred Stock that may be issued in the Preferred Stock Offering to 11,500,000 shares of Series C Preferred Stock. In the Underwriting Agreement, the Company made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Preferred Stock Offering is expected to close on September 20, 2018, subject to customary closing conditions, and will result in estimated net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, of approximately $241.9 million ($278.2 million if the Underwriters exercise their over-allotment option in full).

This description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 3.03. Material Modifications to Rights of Security Holders.

On September 18, 2018, the Company filed, with the State Department of Assessments and Taxation of the State of Maryland, Articles Supplementary (the “Articles Supplementary”) to the Articles of Amendment and Restatement of the Company classifying and designating 11,500,000 shares of the Company’s authorized preferred stock, par value $0.01 per share, as the Series C Preferred Stock, with the powers, designations, preferences and other rights as set forth therein.

The Articles Supplementary, among other things, provide that the Company will pay cumulative cash dividends on the Series C Preferred Stock when and as declared by the Company’s Board of Directors. The initial dividend rate for the Series C Preferred Stock, from and including September 20, 2018, to but not including September 30, 2025, will be equal to 7.75% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual rate of $1.9375 per share). On and after September 30, 2025, dividends on the Series C Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the three-month LIBOR plus a spread of 4.743% per annum. Dividends on the Series C Preferred Stock will be payable quarterly in arrears on the 30th day of each March, June, September and December, when and as declared, beginning on December 30, 2018 (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day).

The Series C Preferred Stock ranks senior to the Company’s common stock, $0.01 par value per share (“Common Stock”), with respect to the payment of dividends and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

The Series C Preferred Stock will not be redeemable before September 30, 2025, except under certain limited circumstances intended to preserve the Company’s qualification as a real estate investment trust (“REIT”) and except upon the occurrence of a Change of Control (as defined in the Articles Supplementary). On or after September 30, 2025, the Company may, at its option, redeem, in whole or in part, at any time or from time to time, the Series C Preferred Stock at redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. In addition, upon the occurrence of a Change of Control, the Company may, at its option, redeem some or all of the shares of Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred at $25.00 per share plus any accumulated and unpaid dividends to, but excluding, the redemption date. The Series C Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into Common Stock in connection with a Change of Control by the holders of Series C Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (subject to the Company’s election to redeem the Series C Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Articles Supplementary)) to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Common Stock per share of Series C Preferred Stock determined by formula, in each case, on the terms and subject to the conditions described in the Articles Supplementary, including provisions for the receipt, under specified circumstances, of alternative consideration.

There are restrictions on ownership of the Series C Preferred Stock intended to preserve the Company’s qualification as a REIT. Holders of Series C Preferred Stock generally have no voting rights, but have limited voting rights if the Company fails to pay dividends for six or more full quarterly dividend periods (whether or not consecutive) and under certain other circumstances.

A copy of the Articles Supplementary and Form of Series C Preferred Stock Certificate are filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The description of the terms of the Articles Supplementary in this Item 3.03 is qualified in its entirety by reference to Exhibit 3.1

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Articles Supplementary set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 13, 2018, by and among Chimera Investment Corporation and the several Underwriters listed on Schedule A attached thereto.

3.1	Articles Supplementary to the Articles of Amendment and Restatement of Chimera Investment Corporation designating the Company’s 7.75% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (filed with the SEC as Exhibit 3.8 to the Registrant’s Registration Statement on Form 8-A filed on September 18, 2018 and incorporated herein by reference).

4.1	Form of Series C Preferred Stock Certificate (filed with the SEC as Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed on September 18, 2018 and incorporated herein by reference).

5.1	Opinion of Venable LLP, dated September 19, 2018, regarding the legality of the 7.75% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock.

8.1	Opinion of Hunton Andrews Kurth LLP, dated September 19, 2018, regarding certain tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 8.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHIMERA INVESTMENT CORPORATION

Date: September 19, 2018	By:	/s/ Rob Colligan
Name: Rob Colligan
Title: Chief Financial Officer